EXHIBIT (a)(1)(iv)

                           Offer to Purchase for Cash
                 Any and All Outstanding Shares of Common Stock
          (Including the Associated Rights to Purchase Preferred Stock)
                                       of
                              WCI COMMUNITIES, INC.
                                       by
                                ICAHN PARTNERS LP
                          ICAHN PARTNERS MASTER FUND LP
                        ICAHN PARTNERS MASTER FUND II LP
                        ICAHN PARTNERS MASTER FUND III LP
                                       and
                         HIGH RIVER LIMITED PARTNERSHIP
                 -----------------------------------------------

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  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
  TIME, ON MAY 18, 2007, UNLESS THE OFFER IS EXTENDED (THE "EXPIRATION DATE").
--------------------------------------------------------------------------------

                                                                  March 23, 2007

To Brokers, Dealers, Commercial Banks,
  Trust Companies and Other Nominees:

     We have been appointed by Icahn Partners LP, a Delaware limited partnership, Icahn Partners Master Fund LP, a Cayman Islands Exempted Limited Partnership, Icahn Partners Master Fund II LP, a Cayman Islands Exempted Limited Partnership, Icahn Partners Master Fund III LP, a Cayman Islands Exempted Limited Partnership and High River Limited Partnership, a Delaware limited partnership (collectively, the "Offeror") to act as Information Agent in connection with the Offeror's offer to purchase any and all of the outstanding shares of common stock, par value $.01 per share (the "Common Stock"), of WCI Communities, Inc., a Delaware corporation (the "Company"), and the rights to purchase certain preferred stock associated with the shares of Common Stock (the "Rights" and, together with the Common Stock, the "Shares"), at a price of $22.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase dated March 23, 2007 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), copies of which are enclosed herewith.

     Consummation of the Offer is subject to certain conditions as described to the Offer to Purchase. See Section 14 of the Offer to Purchase. Subject to the terms and conditions specified in the Offer, all of which conditions may be waived by the Offeror at any time in whole or in part, the Offeror will accept for payment any and all Shares validly tendered and not properly withdrawn on or prior to the Expiration Date.

     Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares registered in your name or in the name of your nominee.

     For your information and for forwarding to your clients, we are enclosing the following documents:

          1. The Offer to Purchase.

          2. The Letter of Transmittal to be used by stockholders of the Company in accepting the Offer, including a Certification of Taxpayer Identification Number on Substitute Form W-9. Facsimile copies of the Letter of Transmittal (with manual signatures) may be used to tender Shares.

          3. A printed form of letter which may be sent to your clients for whose account you hold Shares in your name or in the name of your nominee with space provided for obtaining such clients' instructions with regard to the Offer.

          4. The Notice of Guaranteed Delivery to be used to accept the Offer if certificates representing Shares are not immediately available or if time will not permit all required documents to reach the Depositary (as defined below) prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase) or if the procedures for book-entry transfer cannot be completed on a timely basis.

          5. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9. Stockholders who fail to complete and sign the Substitute Form W-9 may be subject to a required federal backup withholding tax of 28% of the gross proceeds payable to such stockholder or other payee pursuant to the Offer. See
     Section 2 of the Offer to Purchase.

          6. A return envelope addressed to American Stock Transfer & Trust Company (the "Depositary").

     Your attention is directed to the following:

          1. The tender price is $22.00 per Share, net to the seller in cash, without interest, upon the terms and conditions set forth in the Offer to Purchase.

          2. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on May 18, 2007, unless the Offer is extended.

          3. The following three conditions apply to the Offer. (I) the Rights (known as the "Poison Pill") have been redeemed and are otherwise inapplicable to the Offer and the Offeror (the "Poison Pill Condition").
     (II) The  Company's  Board has taken  action  such that the  provisions  of
     Section 203 of the Delaware General Corporation Law would not, following consummation of the Offer, prohibit or restrict any Business Combination, as defined therein, involving the Company and the Offeror or any affiliate or associate of the Offeror (the "Delaware 203 Condition"). (III) In the event that the number of Shares tendered and not withdrawn plus the number of Shares beneficially owned by the Offeror exceeds 50% of the outstanding Shares, and the Offeror's nominees do not yet constitute a majority of the Company's Board, the current directors of the Company have resigned and appointed Offeror's nominees to the Board such that they constitute all of the Company's Board of Directors. The Offer is also subject to other customary conditions. See Section 14 of the Offer to Purchase.

          4. Stockholders who tender Shares will not be obligated to pay brokerage fees or commissions to the Information Agent or the Depositary or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares by Offeror pursuant to the Offer.

     Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), the Offeror will accept for payment and pay for all Shares which are validly tendered on or prior to the Expiration Date and not theretofore properly withdrawn pursuant to the Offer. In all cases, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (i) certificates representing such Shares (or a timely confirmation of a book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, pursuant to the procedures described in Section 2 of the Offer to Purchase), (ii) a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees (or, in connection with a book-entry transfer, an Agent's Message (as defined in Section 2 of the Offer to Purchase)), and (iii) all other documents required by the Letter of Transmittal.

     The Rights are presently evidenced by the certificates for the Common Stock. However, in the future the Company may issue separate certificates representing the Rights. Until such time as any such certificates are issued, a tender by a stockholder of such stockholder's shares of Common Stock will also constitute a tender of the associated Rights. After such time as any such certificates representing Rights are issued, a stockholder will also be required to tender such certificates representing the associated Rights in connection with a tender by such stockholder of such stockholder's shares of Common Stock. Unless the context requires otherwise, all references in this letter of transmittal to "Shares" shall include the associated Rights.

     If holders of Shares wish to tender, but it is impracticable for them to forward their certificates or other required documents prior to the expiration of the Offer, a tender may be effected by following the guaranteed delivery procedures specified under Section 2 of the Offer to Purchase.

     The Offeror will not pay any fees or commissions to any broker or dealer or to any other person (other than the Depositary and the Information Agent) in connection with the solicitation of tenders of Shares pursuant to the Offer. The Offeror will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding the enclosed materials to your clients. The Offeror will pay or cause to be paid any stock transfer taxes payable on the transfer of Shares to it, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MAY 18, 2007, UNLESS THEOFFER IS EXTENDED (THE "EXPIRATION DATE").

     Any inquiries you may have with respect to the Offer should be directed to, and additional copies of the enclosed materials may be obtained by contacting, the undersigned at (800) 322-2885 (call toll free).

                                                     Very truly yours,

                                                     MACKENZIE PARTNERS, INC.

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF OFFEROR THE COMPANY, THE DEPOSITARY OR THE INFORMATION AGENT, OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.